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                                                                   Exhibit 23(i)


                             DECHERT PRICE & RHOADS
                              1776 EYE STREET, N.W.
                           WASHINGTON, DC. 20006-2401
                             TELEPHONE: 202-261-3300
                             FACSIMILE: 202-261-3333


                                  June 29, 1999

Centura Funds, Inc.
3435 Stelzer Road
Columbus, Ohio  43219

            Re:   Centura Funds, Inc.

Dear Sirs::

          We have acted as counsel for Centura Funds, Inc. ("Registrant"), and are familiar with its registration statement under the Investment Company Act of 1940, as amended, and with the registration statement relating to its shares under the Securities Act of 1933, as amended. Registrant is organized as a corporation under the laws of Maryland.

          We have examined Registrant's Articles of Incorporation and other materials relating to the authorization and issuance of capital stock of Registrant, Post-Effective Amendment No. 18 to Registrant's Registration Statement filed on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940, and such other documents and matters as we have deemed necessary to enable us to give this opinion.

          Based upon the foregoing, we are of the opinion that the shares proposed to be sold pursuant to Post-Effective Amendment No. 18 to Registrant's Registration Statement, when it is made effective by the Securities and Exchange Commission, will have been validly authorized and, when sold in accordance with the terms of such Amendment and the requirements of applicable federal and state law and delivered by Registrant against receipt of the net asset value of the shares of its respective series and classes of shares, as described in the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 18 to Registrant's Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission in connection with the continuous offering of the shares of Registrant's capital stock, as indicated above, and to references to our firm, as counsel to Registrant in Registrant's prospectus and Statement of Additional Information to be dated as of the effective date of Post-Effective Amendment No. 18 to Registrant's Registration Statement and in any revised or amended versions thereof, until such time as we revoke such consent.

                                    Very truly yours,


                                    /s/DECHERT PRICE & RHOADS
                                    DECHERT PRICE & RHOADS